Exhibit 10.2

NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

(As amended and restated effective November 10, 2007)

SECTION 1.

BACKGROUND AND PURPOSE

1.1 Background and Effective Date

The Plan permits the grant of Options, Restricted Stock Units, Restricted Stock, and Stock Appreciation Rights. The Plan was effective as of September 3, 2003, and was approved by the Company's stockholders at the 2003 Annual Meeting of Stockholders. The Plan was previously amended and restated effective as of August 17, 2007, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting of Stockholders of the Company. The amended and restated Plan is hereby effective as of November 10, 2007.

1.2 Purpose of the Plan

The Plan is intended to attract, motivate, and retain outstanding and highly talented directors of the Company who are employees of neither the Company nor of any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company's shareholders.

SECTION 2.

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 "1934 Act"  means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 "Affiliate"  means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 "Award"  means, individually or collectively, a grant under the Plan of Options, Restricted Stock Units, Restricted Stock and/or Stock Appreciation Rights.

2.4 "Award Agreement"  means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 "Board" or "Board of Directors"  means the Board of Directors of the Company.

2.6 "Code"  means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 "Committee"  means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.8 "Company"  means Quantum Corporation, a Delaware corporation, or any successor thereto.

2.9 "Director"  means any individual who is a member of the Board of Directors of the Company.

2.10 "Disability"  means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11 "Employee"  means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12 "Exercise Price"  means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.13 "Fair Market Value"  means the closing price per Share on the New York Stock Exchange on the relevant date, or if there were no sales on such date, the closing price per Share on the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.14 "Fiscal Year"  means the fiscal year of the Company.

2.15 "Grant Date"  means, with respect to an Award, the date that the Award was granted. Each Grant Date will be determined by the Committee but in no event may the Grant Date for a particular Award be prior to the date that the Award is approved by the Committee (or its delegate).

2.16 "Nonemployee Director"  means a Director who is an employee of neither the Company nor of any Affiliate.

2.17 "Option"  means an option to purchase Shares that is not intended to meet the requirements of Section 422 of the Code.

2.18 "Participant"  means a Nonemployee Director who has an outstanding Award.

2.19 "Period of Restriction"  means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 8, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events or conditions, as determined by the Committee, in its discretion.

2.20 "Plan"  means the Quantum Corporation Nonemployee Director Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.21 "Restricted Stock"  means an Award granted to a Participant pursuant to Section 8.

2.22 "Restricted Stock Unit"  means an Award granted to a Participant pursuant to Section 7.

2.23 "Rule 16b-3"  means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.24 "Stock Appreciation Right" or "SAR"  means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designed as a SAR.

2.25 "Section 16 Person"  means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.26 "Shares"  means the shares of common stock of the Company.

SECTION 2.

ADMINISTRATION

3.1 The Committee

The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are "non-employee directors" under Rule 16b-3.

3.2 Authority of the Committee

It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Nonemployee Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Nonemployee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) interpret, amend or revoke any such rules and (g) accelerate the vesting of Awards and/or time at which any restrictions will lapse or be removed. The Committee, in exercising its power to set the terms and conditions of Awards, generally shall provide that each Award shall vest or become exercisable over a period of three (3) years or longer from the Grant Date except in the case of death, retirement, a Nonemployee Director's initial appointment or election to the Board, Awards made annually to continuing Nonemployee Directors, or Awards granted in lieu of cash compensation. Without approval of the Company's stockholders, the Committee shall not reduce the Exercise Price of any previously granted Option or SAR except to the limited extent provided in Section 4.3 and Section 9.9.

3.3 Delegation by the Committee

The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way that would jeopardize the Plan's qualification under Rule 16b-3.

3.4 Decisions Binding

All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4.

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares

Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed two million (2,245,069), subject to the following. No more than fifty percent (50%) of the Shares available under the Plan may be issued as Awards that are not Options. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, Shares actually issued pursuant to a SAR as well as the Shares that represent payment of the exercise price shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.2.

4.3 Adjustments in Awards and Authorized Shares

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company that affects the Shares, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares (or other securities, property or cash) that may be delivered under the Plan, and the number, class, and price of Shares subject to outstanding Awards, as determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5.

STOCK OPTIONS

5.1 Grant of Options

Subject to the terms and provisions of the Plan, Options may be granted to Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2 Award Agreement

Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.

5.3 Exercise Price

Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion, except that in no event shall the Exercise Price be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Notwithstanding the preceding sentence, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Nonemployee Directors on account of such transaction may be granted Options in substitution for options granted by such unrelated corporation. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death. With respect to extensions that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date.

5.4.3 Committee Discretion. The Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) notwithstanding Section 5.4.1, after an Option is granted, may extend the maximum term of the Option subject to the ten (10) and three (3) year limits in Sections 5.4.1 and 5.4.2. With respect to the Committee's authority in Section 5.4.3(b), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.3 shall comply with Section 409A of the Code to the extent applicable.

5.5 Exercisability of Options

Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option and/or extend the period during which it is exercisable.

5.6 Exercise of Options

5.6.1 Notice of Exercise. Options shall be exercised by the Participant's delivery of a notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The notice shall be given in the form and manner specified by the Company from time to time.

5.6.2 Payment. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means that the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability

The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

SECTION 6.

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs

Subject to the terms and conditions of the Plan, SARs may be granted to Nonemployee Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 SAR Agreement

Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Expiration of SARs

An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (relating to maximum term and the Committee's authority to extend the maximum term) also shall apply to SARs.

6.4 Payment of SAR Amount

Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7.
RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock Units

Restricted Stock Units may be granted to Nonemployee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant.

7.2 Value of Restricted Stock Units

Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

7.3 Restricted Stock Unit Agreement

Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4 Form and Timing of Payment of Restricted Stock Units

Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 9.1). The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

7.5 Cancellation of Restricted Stock Units

On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 8.
RESTRICTED STOCK

8.1 Grant of Restricted Stock

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to Nonemployee Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant as Restricted Stock.

8.2 Restricted Stock Agreement

Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3 Transferability

Except as provided in this Section 8, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions

The Committee, in its sole discretion, may impose such other restrictions on shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 8.4. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5 Removal of Restrictions

Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 8.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

8.6 Voting Rights

During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

8.7 Dividends and Other Distributions

During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise determined by the Committee. If any such dividends or distributions are paid in Shares (or other non-cash property), the Shares (or other non-cash property) shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8 Return of Restricted Stock to Company

On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 9.
MISCELLANEOUS

9.1 Deferrals

The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A of the Code.

9.2 No Effect on Service

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's service at any time, with or without cause.

9.3 Participation

No Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.4 Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that he or she first shall give the Company an opportunity, at its own expense, to handle and defend the same and if the Company fails to do so, he or she then may undertake to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.5 Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.6 Beneficiary Designations

If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

9.7 Limited Transferability of Awards

No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant's immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family, and/or (iv) a foundation in which the Participant an/or member(s) of the Participant's immediate family control the management of the foundation's assets.

9.8 No Rights as Stockholder

Except to the limited extent provided in Sections 8.6 and 8.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.9 Merger or Asset Sale

In the event of (i) a merger of the Company with or into another corporation, other than a merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or (ii) the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Award or to substitute an equivalent award, the Committee shall, in lieu of such assumption or substitution, (i) provide for the Participant to have the right to exercise the Award as to all or a portion of the Shares subject to such Award, including Shares as to which it would not otherwise be exercisable, and (ii) provide that all vesting criteria applicable to unvested Awards has been met. If the Committee makes an Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Award shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Award will terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, immediately following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the parent, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Shares in the merger or sale of assets.

SECTION 10.
AMENDMENT, TERMINATION, AND DURATION

10.1 Amendment, Suspension, or Termination

The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. Any amendment to the Plan shall be subject to the approval of the stockholders of the Company to the extent deemed necessary or appropriate under the rules of the New York Stock Exchange. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2 Duration of the Plan

The Plan shall be effective as of August 17, 2007, and subject to Section 10.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect through August 17, 2017. No Awards may be granted under the Plan after August 17, 2017. However, the Plan shall remain in effect until all Awards granted on or before that date have been exercised, paid, settled or otherwise have expired or been canceled.

SECTION 11.
TAX WITHHOLDING

11.1 Withholding Requirements

Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements

The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

SECTION 12.
LEGAL CONSTRUCTION

12.1 Gender and Number

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law

The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Securities Law Compliance

With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5 Governing Law

The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (but without reference to its conflicts of laws provisions).

12.6 Captions

Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this restated Plan on the date indicated below.

QUANTUM CORPORATION

Dated: November 14, 2007 By

Name: Shawn D. Hall

Title: VP, General Counsel and Secretary